Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Vicinity Motor Corp. of our report dated March 30, 2021 relating to the financial statements of Vicinity Motor Corp., which appears in Vicinity Motor Corp.’s Registration Statement on Form 40-F. We also consent to the reference to us under the heading “Legal Matters and Interests of Experts” in such registration statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

August 17, 2021